Exhibit 4(b)(i)(A)

[John Hancock
JOHN HANCOCK ANNUITIES] 1

NOT FOR USE IN NEW YORK

John Hancock Life Insurance Company (U.S.A.)
P.O. Box 9505, Portsmouth, NH 03802-9505 2
Overnight mail: 164 Corporate Drive, Portsmouth, NH 03801-6815 3
800-824-0335 www.jhannuities.com 4
Home Office: Bloomfield Hills, MI

[CPI Product Application] 5

Single Premium Modified Guaranteed Inflation Index Deferred Annuity

1 Expected Initial Premium

Expected Initial Premium
$ ____________________

Expected initial premium includes any assets coming from another financial institution (i.e., 1035 exchange, qualified plan rollover, etc.) Amount of actual premium received will appear in the delivered contract/certificate.

2 Owner (oldest)

Name (First, Middle, Last or Name of Trust/Entity) ☐ Male ☐ Female ☐ Trust/Entity

Date of Birth (mm/dd/yyyy) Social Security Number/Tax Identification Number Email Address

Mailing Address City, State, Zip

Residential Address (required if different from mailing or address is PO Box) Client Brokerage Account Number

Co-owner

Name (First, Middle, Last or Name of Trust/Entity) ☐ Male ☐ Female ☐ Trust/Entity

Date of Birth (mm/dd/yyyy) Social Security/Tax Identification Number Email Address

Mailing Address City, State, Zip

Residential Address (required if different from mailing or address is PO Box)

3 Annuitant (Applicable for Nonnatural Owners and Nonqualified plans if different from Owner)

Name (First, Middle, and Last) ☐ Male ☐ Female

Date of Birth (mm/dd/yyyy) Social Security Number/Tax Identification Number Email Address

Mailing Address City, State, Zip

Residential Address (required if different from mailing or address is PO Box)

Co-annuitant (if different from co-owner)

Name (First, Middle, and Last) ☐ Male ☐ Female

Date of Birth (mm/dd/yyyy) Social Security Number/Tax Identification Number Email Address

Mailing Address City, State, Zip

Residential Address (required if different from mailing or address is PO Box)

156-CPI-10	Page 1 of 4	CPIMVA 0710

CPIMVA 0710

[CPI Product Application]
8	Additional State Disclosures

[For Applicants in all states except AK, AZ, CO, DE, DC, FL, ID, IN, KY, MD, ME, NE, NJ, NM, OH, OK, OR, PA, TN, VA, VT, WA: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

For AK Applicants: A person who knowingly and with intent to injure, defraud, or deceive an insurance company files a claim containing false, incomplete, or misleading information may be prosecuted under state law.

For AZ Applicants: On written request, the Company is required to provide you, within a reasonable time, factual information regarding the benefits and provisions of your annuity contract. If, for any reason you are not satisfied with your annuity contract, you may return it within ten days, OR WITHIN THIRTY DAYS IF YOU ARE SIXTY-FIVE YEARS OF AGE OR OLDER ON THE DATE OF THE APPLICATION FOR YOUR ANNUITY CONTRACT, after the contract is delivered and receive a refund of all monies paid. For your protection, state law required the following statements to appear on this form. Any person who knowingly presents a false or fraudulent claim for payment of a loss is subject to criminal and civil penalties.

For CO Applicants: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.

For DE, ID, IN, OK Applicants: Any person who knowingly and with intent to injure, defraud, or deceive an insurance company files a statement of claim containing false, incomplete, or misleading information is guilty of a felony.

For DC Applicants: WARNING: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.

For FL Applicants: Any person who knowingly and with intent to injure, defraud, or deceive any issuer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

For KY, NE, PA Applicants: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

For MD Applicants: Any person who knowingly and willfully presents a false or fraudulent claim for payment of a loss or benefit or who knowingly and willfully presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

For ME, TN, VA, WA Applicants: It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines or a denial of insurance benefits.

For NJ Applicants: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

For NM Applicants: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to civil fines and criminal penalties.

For OH Residents: Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

For OR, VT Residents: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance may be guilty of a crime and may be subject to fines and confinement in prison. ]

9	Military Sales

Is the annuitant or owner an active member of the U.S. Armed Forces? ☐ Yes* ☑ No (default)

*	If you answered “Yes”, please complete and attach a “Military Personnel Financial Services Disclosure” form (available on www.jhannuities.com). This product is not specifically designed for or marketed to active duty military personnel. Applications not complying with our military sales procedures will not be accepted.
CPIMVA 0710

[CPI Product Application]

10 Acknowledgments/Signatures

Statement of Applicant: I/We agree that the contract/certificate I/we have applied for shall not take effect until the later of: (1) the issuance of the contract/certificate, or (2) receipt by the company at its Annuity Service Office of the first payment required under the contract/certificate. The information herein is true and complete to the best of my/our knowledge and belief and is correctly recorded.

☐ Yes* ☐ No **Does the annuitant or owner have existing individual life insurance policies or annuity contracts?**

☐ Yes* ☐ No **Will this contract replace or change any existing life insurance or annuity in this or any other company?**

*Please complete below and attach a state/NAIC replacement form (if applicable). To determine your state's requirements, see the Replacement Form Reference Guide in the Forms Booklet or use the "Forms Wizard" by logging on to jhannuities.com.

Issuing Company ____________ Contract Number ____________ ☐ Annuity ☐ Life Insurance

I/We understand that unless I/we elect otherwise, the Maturity Date will be the first of the month following the Annuitant's 95th birthday (IRAs and certain qualified retirement plans may require distributions to being by age 70½
Alternate Maturity Date____________.

I/We acknowledge receipt of the current prospectus and understand that because of the market value adjustment provision of the contract/certificate the amount I receive upon withdrawal or annuitization may vary from the reported Account Value.

I/We confirm a review of my/our investment objectives, tax, liquidity, and financial statuses was offered to me/us.

I/We have read the applicable fraud statement contained in the State Disclosures Section.

To the best of my knowledge and belief, the statements in this application are true and complete.

I/We am/are either a citizen or resident alien of the United States of America.

SIGN HERE **Owner:** Signature ____________ City, State (signed in) ____________ Date ____________

SIGN HERE **Co-owner:** Signature ____________ City, State (signed in) ____________ Date ____________

SIGN HERE **Annuitant:** (If different from owner) Signature ____________ City, State (signed in) ____________ Date ____________

SIGN HERE **Co-annuitant:** (If different from co-owner) Signature ____________ City, State (signed in) ____________ Date ____________

11 Financial Advisor Information

A. Certification: I have truly and accurately recorded the information provided by the applicant and I have determined that the annuity contract/certificate applied for is a suitable investment for the applicant.

☐ YES ☐ NO Does the annuitant or owner have existing individual life insurance policies or annuity contracts?

☐ YES ☐ NO Will this contract/certificate replace or change any existing life insurance or annuity in this or any other company?

If yes, complete applicable state replacement forms.

[**Option** ☐ A ☐ B ☐ C (If left blank, option will default to your firm's Selling Agreement.)] 8

Financial Advisor (Primary)

Percentage ______ % Printed Name ____________ Telephone Number ____________ State License ID ____________

Broker/Dealer Firm ____________ Social Security Number ____________ Email Address ____________

SIGN HERE Signature ____________

Financial Advisor (Secondary)

Percentage ______ % Printed Name ____________ Telephone Number ____________ State License ID ____________

Broker/Dealer Firm ____________ Social Security Number ____________ Email Address ____________

SIGN HERE Signature ____________

CPIMVA 0710